Exhibit 7.4
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FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)
___________________________

Rogers Communications Inc.
(Exact name of obligor as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Rogers Cable Communications Inc.
(Exact name of obligor as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Rogers Wireless Partnership
(Exact name of obligor as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

333 Bloor Street East, 10th Floor Toronto, Ontario M4W 1G9 Canada (Address of principal executive offices)	(Zip code)
___________________________

Debt Securities and Guarantees of Debt Securities
(Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 19th day of November, 2009.

THE BANK OF NEW YORK MELLON

By:	/s/ CHERYL CLARKE
Name: CHERYL CLARKE
Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,925,000
Interest-bearing balances	59,305,000
Securities:
Held-to-maturity securities	6,294,000
Available-for-sale securities	44,934,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	301,000
Securities purchased under agreements to resell	600,000
Loans and lease financing receivables:
Loans and leases held for sale	36,000
Loans and leases, net of unearned income	26,212,000
LESS: Allowance for loan and lease losses	427,000
Loans and leases, net of unearned income and allowance	25,785,000
Trading assets	6,518,000
Premises and fixed assets (including capitalized leases)	1,128,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries and associated companies	891,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	4,996,000
Other intangible assets	1,504,000
Other assets	11,317,000
Total assets	166,539,000

LIABILITIES
Deposits:
In domestic offices	54,902,000
Noninterest-bearing	27,872,000
Interest-bearing	27,030,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	78,452,000
Noninterest-bearing	2,582,000
Interest-bearing	75,870,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,727,000
Securities sold under agreements to repurchase	11,000
Trading liabilities	6,897,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,181,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	5,522,000
Total liabilities	153,182,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,462,000
Retained earnings	5,109,000
Accumulated other comprehensive income	-1,710,000
Other equity capital components	0
Total bank equity capital	12,996,000
Noncontrolling (minority) interests in consolidated subsidiaries	361,000
Total equity capital	13,357,000
Total liabilities and equity capital	166,539,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Robert P. Kelly Catherine A. Rein	Directors